Exhibit 10.3


                        AGREEMENT AND GENERAL RELEASE

     AGREEMENT AND GENERAL RELEASE (the "Agreement and Release") made as of June 13, 2005 by and among George A. Morgan ("Executive"), City National Bank and Trust Company ("City National Bank") and NBT Bank, N.A. ("NBT Bank").

     WHEREAS, CNB Bancorp, Inc. ("CNB") and NBT Bancorp. Inc. ("NBT") entered into an Agreement and Plan of Merger, dated June 13, 2005 (the "Merger Agreement"); and

     WHEREAS, under the Merger Agreement, CNB will merge with and into NBT and City National Bank will merge with and into NBT Bank; and

     WHEREAS, Section 7 of the Agreement by and between the Executive and City National Bank, dated October 28, 1998 (the "Change in Control Agreement") provides for the payment of certain benefits and payments in the event of termination of employment in connection with a Change of Control (as defined in the Change in Control Agreement); and

     WHEREAS, Executive's employment will terminate immediately prior to or on the Closing Date (as defined in the Merger Agreement), entitling Executive to certain payments and benefits under the Change in Control Agreement; and

     WHEREAS, City National Bank and the Executive desire to terminate the Change in Control Agreement and provide the Executive with a lump sum payment in full satisfaction of all obligations of the Change in Control Agreement on the Closing Date under the Merger Agreement; and

     WHEREAS, the Executive has agreed to release and discharge certain claims as set forth herein; and

     WHEREAS, the Executive has agreed to abide by certain restrictive covenants as set forth herein; and

     WHEREAS, the Executive, City National Bank and NBT Bank desire to obtain a valuation from a third party (the "Third Party Valuator") regarding the restrictive covenants in Section "3(a)" herein; and

     WHEREAS, the Executive has agreed to provide certain transition services.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     1. Termination of Change in Control Agreement. The Executive acknowledges and agrees that effective upon the "Closing" under the Merger Agreement the Change in Control Agreement shall be automatically terminated and of no further force and effect and all parties thereto and their successors and assigns are hereby released from all obligations under the Change in Control Agreement. The Executive also acknowledges and agrees that he is not entitled to any payments or benefits under the Change in Control Agreement and no other payments from City National Bank, CNB, NBT or NBT Bank except as explicitly provided hereunder.

     2. Lump Sum Payment; Benefits. If the Executive signs this Agreement and Release and complies with its terms, City National Bank (or its successor) will provide the Executive with:

          (a) a single lump sum cash payment of U.S. $644,477.34 less tax withholding and other deductions required by law on the Closing Date under the Merger Agreement, to be allocated in the manner provided in the attached Schedule A, such Schedule A to be determined in good faith by NBT Bank and to be prepared promptly upon the receipt of the valuation from the Third Party Valuator specified in Section "6" hereof;

          (b) all retirement benefits accrued by the Executive under the terms of CNB's tax-qualified pension and profit sharing plans;

          (c) the continued right to exercise any Incentive Stock Options assumed by NBT pursuant to Section 3.4 of the Merger Agreement;

          (d) the continued right to exercise through the date of the Closing any vested Non-qualified Stock Options for shares of CNB common stock held by the Executive, and the right to receive in exchange for the cancellation of any Non-qualified Stock Options not exercised prior to the Closing Date, the Option Payments provided for in Sections 3.4.3, 3.4.4, or 3.4.5 of the Merger Agreement, net of any applicable federal or state withholding tax;

          (e) continued coverage under CNB's group health plan and other employee welfare benefit plans through the date his eligibility for such plans as an employee of CNB ends, in accordance with the terms of such plans;

          (f) post-retirement group life and health coverage on the same terms available to other similarly situated retired employees of CNB or NBT until the earlier of age 65 or the time the Executive becomes eligible for coverage under another employer's group health plan;

          (g) CNB (or its successor) shall maintain the life insurance policy or policies on the Executive's life acquired under CNB's Group Term Replacement Plan in full force and effect in accordance with the terms of such plan, and shall not terminate or reduce the Executive's interest in the policies;

          (h) continued use of the CNB automobile currently used by Executive through the Closing; provided that upon Closing, CNB (or its successor) shall transfer ownership of such CNB automobile to the Executive.

The Executive shall also be entitled to any other rights or benefits which may be provided to him pursuant to the terms of the Merger Agreement.

     3. Noncompetition and Confidentiality.

          (a) The Executive agrees that, for a period commencing on the Closing Date of the Merger and ending on the fifth anniversary of such date, the Executive shall not either directly or indirectly as agent, stockholder, employee, officer, director, trustee, partner, proprietor or otherwise (except as the holder of no more than 5% of the stock of a publicly held company), engage in, render advice or assistance to (other than on behalf of NBT or NBT Bank or any of their subsidiaries or affiliates) or be employed by any person, firm or entity engaged in direct competition with NBT or NBT Bank or any of their subsidiaries or affiliates within a 50 mile radius of Gloversville, New York.

          (b) Effective on the Closing Date of the Merger Agreement, the Executive agrees to hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of City National Bank, CNB, NBT or NBT Bank, except to the extent authorized in writing by the Board of Directors of NBT Bank or required by any court or administrative agency. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of NBT or NBT Bank. All records, files, documents and materials or copies thereof, relating to City National Bank, CNB, NBT or NBT Bank's business, which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of NBT or NBT Bank, and shall be promptly returned to NBT or NBT Bank upon the termination of the Executive's employment.

     4. Consulting Arrangement. In partial consideration for the lump sum payment provided for in Section "2(a)" hereof, for the two month period following the Closing Date under the Merger Agreement (the "Consulting Period") Executive agrees to provide transition services to NBT Bank as the President of NBT Bank or the Board of Directors of NBT Bank may from time to time reasonably direct during the Consulting Period, such services to be fully described in an agreement to be entered into between the Executive and NBT Bank on or prior to the Closing Date under the Merger Agreement. During the Consulting Period, the Executive will not be eligible to participate in any employee benefit plans, programs or arrangements of NBT Bank or NBT.

     5. Third Party Valuation. Prior to the Closing Date, NBT Bank shall obtain a valuation from the Third Party Valuator regarding the restrictive covenants in Section "3(a)" hereof, the costs of the Third Party Valuator shall be borne by City National Bank provided, however, NBT Bank shall seek the consent of City National Bank regarding the selection of the Third Party Valuator which consent shall not be unreasonably withheld. The Executive shall cooperate and use his best efforts in assisting the Third Party Valuator in its valuation of the restrictive covenants in Section "4(a)" hereof.

     6. Waiver and Release. In consideration of the payments made to the Executive as provided for in Section 2 above, and for other good and valuable consideration, the Executive hereby WAIVES, RELEASES and FOREVER DISCHARGES City National Bank, CNB, NBT and NBT Bank, and their past, present and future parents, subsidiaries, affiliates, predecessors, successors, assigns, stockholders, directors, officers, agents, representatives and employees whether as individuals or in their official capacity, and the respective heirs and personal representatives of any of them (the "Releasees") from, any and all claims, agreements, promises, liabilities, rights, demands and causes of action of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed which the Executive, his heirs, executors, administrators, successors or assigns ever had or now have against the Releasees for, upon, or by reason of any matter, cause or thing whatsoever relating to or arising out of (i) the Change in Control Agreement, or (ii) the Executive's employment with City National Bank and CNB prior to the Closing of the Merger Agreement, which arise under common law, implied contract, tort, public policy or statute, including, without limitation, any and all claims and rights under Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act ("WARN"), and all other federal, state and local constitutions, laws, statutes, decisions, orders, policies or regulations establishing or relating to claims or rights of employees, including, but not limited to, any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook or alleging misrepresentation, defamation, interference with contract, intentional or negligent infliction of emotional distress, negligence or wrongful discharge, and any and all claims alleging interference with the attainment of any rights under any insurance, pension, profit sharing or other employee benefit plan or program, except for rights and benefits set forth in Sections "2(b)-(h)" herein. To the fullest extent permitted by law, the Executive PROMISES NOT TO SUE or bring any charges, complaints or lawsuits related to the claims the Executive is waiving by this Agreement and Release against the Releasees in the future, individually or as a member of a class, and the Executive will immediately withdraw with prejudice any such charges, complaints and lawsuits that the Executive began before signing this Agreement and Release.

     7. Violation of this Agreement and Release. If the Executive violates this Agreement and Release by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to Section "6" hereof, the Executive will pay all costs and expenses of the Releasees in defending against such charges, claims or actions brought by the Executive or on his behalf, including reasonable attorney's fees, and will be required to give back, at NBT Bank's sole discretion, the value of anything paid by City National Bank in exchange for this Agreement and Release.

     8. Indemnification. City National Bank hereby agrees that it shall indemnify, pay and make whole the Executive for all taxes, reasonable legal, accounting and other professional fees and related expenses incurred by the Executive in connection with any tax audit, proceeding or finding of the Internal Revenue Service to the extent such is attributable to the application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, to any payment made or benefit provided in accordance with this Agreement and Release. Such payments shall be made within thirty (30) business days after delivery of the Executive's respective written requests for payment accompanied with such evidence of taxes, fees and expenses incurred by the Executive as the NBT Bank may reasonably require.

     9. Confidentiality; Non-disparagement. The Executive shall keep the terms of this Agreement and Release confidential. The Executive agrees not at any time to talk about, write about, discuss or otherwise publicize the terms or existence of this Agreement and Release to anyone other than the Executive's legal, tax or other financial advisors or immediate family members, except in response to a subpoena, court directive or otherwise as required by law. However, to the extent the Executive discloses information about this Agreement and Release to any such person(s), the Executive agrees to instruct such person(s) that the terms of this Agreement and Release are strictly confidential and are not to be revealed to anyone else except as required by law.

     10. No Other Assurances: The Executive acknowledges that in deciding to sign this Agreement and Release he has not relied on any promises, statements, representations or commitments, whether spoken or in writing, made to the Executive by any representative of City National Bank, CNB, NBT or NBT Bank, except for what is expressly stated in this Agreement and Release. This Agreement and Release constitutes the entire understanding and agreement between the Executive and City National Bank, and replaces and cancels all previous agreements and commitments, whether spoken or written, in connection with the matters described herein.

     11. Governing Law; Jurisdiction: This Agreement and Release shall be governed by and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles. Any action arising out of or relating to this Agreement and Release may, at the election of City National Bank on or prior to the Closing Date under the Merger Agreement and NBT Bank after the Closing Date under the Merger Agreement, be brought and prosecuted only in that State, and in the event of such election, the Executive consents to the jurisdiction and venue of any courts of or in such jurisdiction.

     12. Modification in Writing: No oral agreement, statement, promise, commitment or representation shall alter or terminate the provisions of this Agreement and Release. This Agreement and Release cannot be changed or modified except by written agreement signed by both the Executive and an authorized representative of City National Bank (or its successors).

     13. Severability. If any term, provision, covenant or restriction contained in this Agreement and Release, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental regulatory or administrative agency or authority or arbitration panel to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement and Release shall remain in full force and effect.

     14. No Admission of Liability: This Agreement and Release does not constitute an admission of any unlawful acts or liability of any kind by any of the Releasees, or anyone acting under their supervision or on their behalf. This Agreement and Release may not be used or introduced as evidence in any legal proceeding, except to enforce or challenge its terms.

     15. Counterparts. This Agreement and Release may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     16. Termination of Merger Agreement. In the event the Merger Agreement is terminated as provided thereunder, this Agreement and Release shall automatically be terminated and be null and void.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     17. Employee Acknowledgement: By signing this Agreement and Release, the Executive acknowledges and adopts the following declaration:

I, George A. Morgan, acknowledge that I have carefully read and considered this Agreement and Release; that I have been given the opportunity to review this Agreement and Release with legal or other advisors of my choice; that I understand that by signing this Agreement and Release I RELEASE legal claims and WAIVE certain rights; and that I freely and voluntarily consent to all terms of this Agreement and Release with full understanding of what they mean.

GEORGE A. MORGAN


____________________________________
Signature of George A. Morgan


____________________________________
Date Signed by George A. Morgan




CITY NATIONAL BANK AND TRUST COMPANY


By: ________________________________
    Name:
    Title:


____________________________________
Date Signed by City National Bank and Trust Company




NBT BANK, N.A.


By: ________________________________
    Name:
    Title:


____________________________________
Date Signed by NBT Bank, N.A.

                                  SCHEDULE A
                        Allocation of Lump Sum Payment

                                      7